Exhibit 5.1

TIAN RUIXIANG Holdings	D +1 345 815 1877
c/o Harneys Fiduciary (Cayman) Limited	E bradley.kruger@ogier.com
4th Floor, Harbour Place
103 South Church Street
P.O. Box 10240	Reference: 504080.00001
Grand Cayman KY1-1002
Ltd Cayman Islands

2 January 2025

TIAN RUIXIANG Holdings Ltd (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the registration of 11,494,445 Class A ordinary shares of par value US$0.025 (Class A Ordinary Shares), consisting of:

(a)	694,445 Class A Ordinary Shares (the Issued SPA Shares) issued to Yuefu Company Limited pursuant to the terms of the SPA (as defined in Schedule 1);

(b)	5,400,000 Class A Ordinary Shares (the Issued Subscription Shares and, together with the Issued SPA Shares, the Issued Shares) previously issued by the Company pursuant to the terms of the Subscription Agreements (as defined in Schedule 1 and, together with the SPA, the Agreements); and

(c)	5,400,000 Class A Ordinary Shares (the Offered Subscription Shares) issuable pursuant to the terms of the Subscription Agreements.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

TIAN RUIXIANG Holdings Ltd

2 January 2025

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issuance of Issued Shares

(b)	The Issued Shares have been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Offered Subscription Shares

(c)	The Offered Subscription Shares will be duly authorised and validly issued, fully paid and non-assessable when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Offered Subscription Shares in accordance with the terms of the Subscription Agreements; and

TIAN RUIXIANG Holdings Ltd

2 January 2025

(ii)	the terms of the Subscription Agreements, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Offered Subscription Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Offered Subscription Shares, in each case in accordance with the Memorandum and Articles of Association (each as defined in Schedule 1).

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Agreements, the Memorandum and Articles of Association or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Agreements the or the Registration Statement (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Agreements or the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Agreements or the Registration Statement reviewed by us will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

TIAN RUIXIANG Holdings Ltd

2 January 2025

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

TIAN RUIXIANG Holdings Ltd

2 January 2025

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 5 March 2019 issued by the Registrar.

2	The amended and restated memorandum of association of the Company adopted by special resolution passed on 27 July 2023, with the authorised share capital amended by way of ordinary resolution passed on 6 May 2024 and made effective on May 21 2024 (the Memorandum).

3	The amended and restated articles of association of the Company adopted by special resolution passed on 26 July 2023 (the Articles of Association).

4	A Certificate of Good Standing dated 20 December 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 7 February 2024, 15 October 2024 and 23 December 2024 (the Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 31 December 2024 (the Register of Writs).

7	The Registration Statement.

8	A sale and purchase agreement dated 12 February 2024 between Yuefu Company Limited and TRX HongKong Investment Limited (TRX HK), the wholly owned subsidiary of the Company, pursuant to which TRX HK agreed to procure that the Company issue to Yuefu Company Limited the Issued SPA Shares in consideration for TRX HK's acquisition of 100% of the issued share capital of PEAK CONSULTING SERVICES LIMITED, a private limited company incorporated in Hong Kong (the SPA).

9	Subscription agreements each dated 1 November 2024 between:

(a)	the Company and Hu Qunfang for the sale and purchase of up to 542,400 Class A Ordinary Shares;

(b)	the Company and Shen Li for the sale and purchase of up to 216,000 Class A Ordinary Shares;

(c)	the Company and Wu Dan for the sale and purchase of up to 151,600 Class A Ordinary Shares;

TIAN RUIXIANG Holdings Ltd

2 January 2025

(d)	the Company and Wang Mingfang for the sale and purchase of up to 195,600 Class A Ordinary Shares;

(e)	the Company and Zhou Xiaoya for the sale and purchase of up to 530,800 Class A Ordinary Shares;

(f)	the Company and JASHA GROUP LTD. for the sale and purchase of up to 741,800 Class A Ordinary Shares;

(g)	the Company and EVER BEST TRADING CORPORATION LIMITED for the sale and purchase of up to 734,400 Class A Ordinary Shares;

(h)	the Company and WESTELITE LIMITED for the sale and purchase of up to 734,400 Class A Ordinary Shares;

(i)	the Company and GOLDEN BRIDGE CAPITAL LIMITED for the sale and purchase of up to 734,400 Class A Ordinary Shares;

(j)	the Company and Li Bei for the sale and purchase of up to 702,000 Class A Ordinary Shares;

(k)	the Company and Hydrogen Capital Group Ltd for the sale and purchase of up to 656,200 Class A Ordinary Shares;

(l)	the Company and Nova Horizons Ltd for the sale and purchase of up to 270,000 Class A Ordinary Shares;

(m)	the Company and Open Vision Ltd for the sale and purchase of up to 648,000 Class A Ordinary Shares;

(n)	the Company and Jaash Investment Ltd. for the sale and purchase of up to 702,800 Class A Ordinary Shares;

(o)	the Company and RUIFENG CONSULTING SERVICES LIMITED for the sale and purchase of up to 540,000 Class A Ordinary Shares;

(p)	the Company and FUTONG CONSULTING SERVICES LIMITED for the sale and purchase of up to 183,600 Class A Ordinary Shares;

(q)	the Company and UNITRUST HOLDINGS LIMITED for the sale and purchase of up to 777,600 Class A Ordinary Shares;

(r)	the Company and Xu Sheng Investors Co., Ltd for the sale and purchase of up to 248,200 Class A Ordinary Shares;

TIAN RUIXIANG Holdings Ltd

2 January 2025

(s)	the Company and ES-Shining Unity Holdings Limited for the sale and purchase of up to 702,000 Class A Ordinary Shares;

(t)	the Company and Plenty Holdings Company Limited for the sale and purchase of up to 540,000 Class A Ordinary Shares,

(together, the Subscription Agreements).

TIAN RUIXIANG Holdings Ltd

2 January 2025

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Director's Certificate and the Agreements examined by us is accurate and complete as at the date of this opinion.

5	Where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Agreements other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Each Agreement has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws.

8	In authorising the execution and delivery of the Subscription Agreements and the Registration Statement by the Company, the exercise of its rights and performance of its obligations under the Subscription Agreements and the Registration Statement, and the issuance of the Issued SPA Shares in accordance with the terms of the SPA, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	The Subscription Agreements have been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

Enforceability

10	Each Agreement whose express choice of the laws of the jurisdiction to be the governing law of that document (the Proper Law) is not Cayman Islands law is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its Proper Law and all other relevant laws.

TIAN RUIXIANG Holdings Ltd

2 January 2025

11	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

12	No moneys paid to or for the account of any party under any Agreement represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) and the Terrorism Act (Revised) respectively). None of the parties to the Agreements is acting or will act in relation to the transactions contemplated by the documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by order of His Majesty in Council.

13	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Agreements nor the exercise by any party to the Agreements of its rights or the performance of its obligations under them contravene those laws or public policies.

14	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Agreements, Resolutions or the Registration Statement or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

15	None of the transactions contemplated by the Agreements, the Resolutions and the Registration Statement relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands.

Share Issuance

16	The provisions of the Agreements have been satisfied and payment of the consideration for the Issued Shares specified therein (being not less than the par value of the Issued Shares) has been made.

17	Valid entry has been made in the register of members of the Company reflecting the issuance of the Issued Shares, in each case in accordance with the Memorandum and Articles of Association and the Companies Act (Revised) of the Cayman Islands (the Companies Act).

TIAN RUIXIANG Holdings Ltd

2 January 2025

18	The issue of the Issued Shares did not result in the Company exceeding its authorised share capital.

19	The issue of the Offered Subscription Shares will not result in the Company exceeding its authorised share capital.

20	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

21	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Issued Shares or Offered Subscription Shares.

Register of Writs

22	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

TIAN RUIXIANG Holdings Ltd

2 January 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

TIAN RUIXIANG Holdings Ltd

2 January 2025

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.